EXHIBIT 32.1

Certificate of Chief Executive Officer as required by 18 U.S.C. Section 1350

      In connection with the accompanying Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (the "Report") of Cadence Resources Corporation ("Cadence") as filed with the Securities and Exchange Commission on March 31, 2006, I, William W. Deneau, President (Principal Executive Officer) of Cadence, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cadence.



March 31, 2006             By:    /s/William W. Deneau
                                ------------------------------------------------
                                 Name:   William W. Deneau
                                 Title:  President (Principal Executive Officer)


A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Cadence Resources Corporation and will be retained by Cadence Resources Corporation and furnished to the Securities and Exchange Commission or its staff upon request